DEFINITIVE NOTICE AND PROXY FILING
SCHEDULE 14A INFORMATION

Proxy statement pursuant to section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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Concorde Career Colleges, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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CONCORDE CAREER COLLEGES, INC.

5800 Foxridge, Suite 500
Mission, Kansas 66202

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 25, 2006

To All Stockholders:

Notice is hereby given that the Annual Meeting of the Stockholders (the “Annual Meeting”) of Concorde Career Colleges, Inc., a Delaware corporation (the “Company”), will be held on Thursday, May 25, 2006, at 9:00 a.m., Central Time, at 5800 Foxridge, Suite 500, Mission, Kansas, for the following purposes:

(1)	To elect the members of the Board of Directors for the ensuing year or until their successors are duly elected and qualified;

(2)	To ratify the appointment of independent public auditor for the Company for 2006;

(3)	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on March 30, 2006 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

BY THE BOARD OF DIRECTORS

Lisa M. Henak
Secretary

Dated: April 14, 2006

IMPORTANT - YOUR PROXY IS ENCLOSED

You are urged to sign, date and mail your proxy even though you may plan to attend the Annual Meeting. No postage is required if mailed in the United States using the enclosed envelope. If you attend the Annual Meeting, you may vote by proxy or you may withdraw your proxy and vote in person. By returning your proxy promptly, a quorum will be better assured at the Annual Meeting, which will prevent costly follow-up and delays.

Proxy Statement - 2

CONCORDE CAREER COLLEGES, INC.

5800 Foxridge, Suite 500
Mission, Kansas 66202

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 25, 2006

PROXY STATEMENT

The proposals in the accompanying proxy card are solicited by the Board of Directors of Concorde Career Colleges, Inc. (the “Company”) for use at its annual meeting of stockholders (“Annual Meeting”) to be held on Thursday, May 25, 2006, at 9:00 a.m., Central Time, at 5800 Foxridge, Suite 500, Mission, Kansas, and any adjournment or postponement thereof. Shares of the Company’s common stock, par value $0.10 per share (“Common Stock”) represented by duly executed proxies received prior to or at the Annual Meeting will be voted at the Annual Meeting. If a holder of Common Stock (“Stockholder”) specifies a choice on the duly executed proxy card with respect to any matter to be acted upon, its, his or her shares will be voted in accordance with the voting instructions made. None of the proposals are related to or conditioned upon the approval of any other proposal. Any Stockholder giving a proxy has the power to revoke it at any time before it is voted by giving written notice of revocation or a properly executed proxy bearing a later date to the Secretary of the Company. Attendance at the Annual Meeting will not in and of itself constitute the revocation of a proxy.

The Company will bear all the costs of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by personal contact, telephone, facsimile or electronic mail by the persons named in the accompanying proxy card, and the Company may reimburse brokers or other persons holding Common Stock in their names or in the names of nominees for their expenses in forwarding proxy soliciting material to beneficial owners. This Proxy Statement and the accompanying form of proxy card are being mailed or given to Stockholders on or about April 14, 2006.

Only Stockholders of record at the close of business on March 30, 2006 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, the Company had 5,475,322 shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote on each matter brought to a vote. Provided a quorum is present, the affirmative vote of (a) a plurality of the shares of Common Stock is required for the election of each nominee for director and (b) a majority of the votes cast by the holders of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter is required for the ratification of the appointment of independent public auditor for the Company for 2006.

Votes that are cast against the proposals are counted both for purposes of determining the presence or absence of a quorum for the transaction of business and for purposes of determining the total number of votes cast on a given proposal. Abstentions will be counted for purposes of determining either the presence or absence of a quorum for the transaction of business and the total number of votes cast on a given proposal, and therefore will have the same effect as a vote against a given proposal. Shares held by a broker in “street name” and for which the beneficial owner of such shares has not executed and returned to such broker a proxy card indicating voting instructions may be voted on a discretionary basis by such broker with respect to the election of directors and ratification of the appointment of the auditors.

Proxy Statement - 3

Management of the Company does not know of any matter, other than those referred to in the accompanying Notice of Annual Meeting, which is to come before the Annual Meeting. If any other matters are properly presented for action at the Annual Meeting, it is intended that the persons named in the accompanying proxy card, or their substitutes, will vote in accordance with their judgment as proxies of the best interests of the Company on such matters.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The Company has one class of Common Stock.

The following table sets forth with respect to Common Stock (i) the only persons known by the Company to be beneficial owners of more than five percent (5%) of the Common Stock, (ii) the shares of Common Stock beneficially owned by all directors and named executive officers of the Company and nominees for director, and (iii) the shares of Common Stock beneficially owned by directors and executive officers as a group, as of April 7, 2006.

	Common Stock
Name of Beneficial Owner	Amount(2)	% of Class(3)
Robert F. Brozman Trust(1)	292,662	5.3%
Cahill, Warnock Strategic(1) Partners Fund, L.P.	1,300,099(4)	23.7
Jack L. Brozman(1)	1,014,525(5)	18.2
Harry T. Wilkins(1)	300 (6)	*
Thomas K. Sight(1)	13,334(7)	*
Janet M. Stallmeyer(1)	5,000(8)	*
David L. Warnock(1) Federated Investors, Inc. (1) Stadium Capital Management LLC (1)	1,300,099(4) 428,040(9) 583,099(9)	23.7 7.8 10.6
All Directors and Executive Officers as a Group (9 persons)	2,637,064(10)	44.9%

Proxy Statement - 4

*	Less than one percent (1%)
(1)
Addresses: Robert F. Brozman Trust, Jack L. Brozman, Harry T. Wilkins, Thomas K. Sight and Janet W. Stallmeyer 5800 Foxridge, Suite 500, Mission, Kansas 66202; David Warnock, Cahill, Warnock Strategic Partners Fund, L.P., One South Street, Suite 2150, Baltimore, Maryland 21202; Federated Investors, Inc. 1001 Liberty Avenue, Pittsburgh, PA  15222-3779, Stadium Capital Management LLC, 19875 Village Office Court Suite 101, Bend, OR  97702-1922  US

(2)	Unless otherwise indicated by footnote, nature of beneficial ownership of securities is direct, and beneficial ownership as shown in the table arises from sole voting and investment power.
(3)	The percentage of class is calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934 (“Exchange Act”).
(4)
Includes 1,219,210 shares of Common Stock owned by Cahill, Warnock Strategic Partners Fund, L.P., 67,555 shares of Common Stock owned by Strategic Associates, L.P and 13,334 shares of Common Stock exercisable pursuant to options held by David L. Warnock.

(5)
Includes 292,662 shares of Common Stock held by the Robert F. Brozman Trust, of which Jack L. Brozman is trustee, 611,363 shares of Common Stock held directly, 88,000 shares of Common Stock exercisable pursuant to options and 22,500 shares of Common Stock held in trust for his children. Fran Brozman, Mr. Brozman’s spouse, is the trustee of such trust.

(6)	Includes 300 shares of Common Stock.
(7)	Includes 13,334 shares of Common Stock exercisable pursuant to options.
(8)	Includes 5,000 shares of Common Stock exercisable pursuant to options.
(9)	Common Stock amount reported as of December 31, 2005. Source of information, Form 13F filed with the Securities and Exchange Commission.
(10)
Includes 394,918 shares of Common Stock, which are exercisable pursuant to options. For purpose of this table and pursuant to Rule 13d-3(d) of the Exchange Act, shares underlying options are deemed beneficially owned if such options are exercisable within 60 days of April 7, 2006.

PROPOSAL ONE - ELECTION OF DIRECTORS

The number of directors constituting the Company’s Board of Directors may range from three to six. The Board currently consists of five directors. The Board has nominated five directors for election at the Annual Meeting. The shares of Common Stock represented by the enclosed proxy card will be voted, unless otherwise indicated, for the election of the five nominees for director named below. The directors to be elected at the Annual Meeting will serve for one year or until their successors are duly elected and qualified. In the unanticipated event that any nominee for director should become unavailable, the Board of Directors, at its discretion, may designate a substitute nominee, in which event such shares will be voted for such substitute nominee.

Proxy Statement - 5

Name of Nominee for Director	Served Since	Age	Principal Occupation for Last Five Years and Directorships
Jack L. Brozman	1986	55
Chairman of the Board and Treasurer of the Company since June 1991. President and Chief Executive Officer of the Company since November 1998 and from June 1991 until April 1997. Chairman of the Board of Lawrence Bank from August 2000 to January 2006. Chairman of the Board of First Bankshares and First State Bank, Kansas City, Kansas since August 1993. Mr. Brozman holds a BSBA and MBA from Washington University.

Thomas K. Sight (1)(2)	1989	55	Chief Executive Officer of Bob Sight Ford for more than the prior five years located in Lee’s Summit, Missouri. Mr. Sight holds a BS in Accounting from the University of Oklahoma.
Janet M. Stallmeyer (1)(2)	2002	57
Janet M. Stallmeyer has been the President and Chief Executive Officer of Coventry Health Care of Kansas, Inc. since 1998. Ms Stallmeyer holds a Masters of Science in Nursing from the Medical College of Georgia and a MBA from Rockhurst University.

David L. Warnock (1)	1997	48
Managing Member of Camden Partners, Inc. from 2000 to present. Managing Member of Cahill, Warnock & Company, LLC and a general partner of Cahill, Warnock Strategic Partners, L.P. from July 1995 to present, each located in Baltimore, Maryland. Mr. Warnock is a director of Touchstone Applied Science Associates, Inc. and Nobel Learning Communities Inc., Ellis, Inc. and New Horizons Worldwide, each a public company as well as several private companies. Mr. Warnock holds a BA in History from the University of Delaware and a Masters in Finance from the University of Wisconsin.

Harry T. Wilkins (1)(2)	2005	49
Founding Partner of Wilkins, Little & Matthews, a CPA firm since August 2001. Chief Financial Officer of Strayer Education from May 1991 to August 2001. Mr. Wilkins holds a Bachelors degree in Accounting and Masters Degree in Accounting from Loyola College.

(1) Member of Compensation Committee
(2) Member of Audit Committee and Corporate Governance and Nominating Committee

Proxy Statement - 6

THE BOARD OF DIRECTORS RECOMMEND THAT YOU VOTE FOR THE NOMINEES SET FORTH ABOVE.

Independent Board members
The Board of Directors includes three “independent” members that the Board of Directors has determined are independent under applicable NASDQ rules. The independent members are Janet Stallmeyer, Thomas Sight and Harry Wilkins. . Mr. Wilkins has been designated as the financial expert on the Audit Committee by the Board of Directors and is the Chairman of the Audit Committee.

Code of Ethics
 The Company has adopted a Code of Ethics that applies to all associates of Concorde including independent directors and an additional Code of Ethics that applies to all of directors, officers and senior accounting staff, including our chief executive officer and chief financial officer. The Code of Ethics is available on the Company’s website at www.concorde.edu and will be provided to stockholders without charge upon request to the Company’s Corporate Secretary. The Company intends to post amendments to or waivers from its Code of Ethics (to the extent applicable to the Company’s executive officers or directors) on its website.

Board Meetings
The Board of Directors of the Company held five meetings and acted by unanimous written consent on five occasions in 2005. The Compensation Committee held two meetings in 2005. The Compensation Committee reviews salaries of certain officers and bonuses of executive officers, administers the Company’s long-term executive compensation and stock option plans and generally administers the Company’s compensation program. The Audit Committee is responsible for oversight of management's conduct of the Company's financial reporting process. This includes oversight and review of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users, the Company's systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements; and the Company's legal compliance as established by management and the Board. The Audit Committee held four meetings in 2005. The purpose of the Nominating and Corporate Governance Committee is to identify individuals qualified to become Board members and recommend to the Board the persons to be nominated by the Board for election as directors at the annual meeting of stockholders. The Nominating and Corporate Governance Committee held one meeting in 2005. The Board of Directors has not adopted a policy regarding attendance at board meetings or shareholder meetings. Last year each director attended all of the Board meetings and at least 75% of the meetings of committees on which they served during the period for which they were a director or committee member. Mr. Brozman was the only Director in attendance at the 2005 Annual Meeting of Shareholders. The Company does not have a policy regarding Director’s attendance at the Annual Meeting of Shareholders.

Proxy Statement - 7

DIRECTOR COMPENSATION
The following table sets forth current rates of cash compensation for non-employee directors. Director compensation rates were last adjusted December 2005. Employee directors do not receive Board Compensation.

	2005	2006
Annual Retainer	$2,000	$10,000
Board Meeting Attendance Fees	250	500

Committee Chair Annual Retainer (paid quarterly)
Audit Committee	$4,000	$4,000
Compensation Committee	-0-	-0-
Nominating & Corporate Governance Committee	-0-	-0-

The Company paid a total of $29,250 in director fees for 2005.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists entirely of non-employee directors of the Company and there are no Compensation Committee interlocks with other companies. Certain stockholders of the Company have agreed to vote the Common Stock held by them in favor of certain directors. See “Certain Transactions”.

Nominating and Corporate Governance Committee

      The Board approved a charter for the Nominating and Corporate Governance Committee in February 2004. The charter is available on the Company’s website. The current members of the Nominating and Corporate Governance Committee are Mr. Wilkins, Ms. Stallmeyer and Mr. Sight. The purpose of the Nominating and Corporate Governance Committee is to identify individuals qualified to become Board members, recommend to the Board the persons to be nominated by the Board for election as directors at the annual meeting of stockholders, develop and recommend to the Board a set of corporate governance principles and oversee the evaluation of the Board. The Nominating and Corporate Governance Committee is authorized to retain advisers and consultants and to compensate them for their services. The Committee has not yet retained any such advisers or consultants. The Committee held one meeting in 2005.

Proxy Statement - 8

 Identification and Evaluation of Director Nominees

The Committee may consider candidates submitted by a variety of sources (including, without limitation, incumbent directors, stockholders, the Company’s management and third party search firms) when reviewing candidates to fill vacancies and/or expand the Board.

If a vacancy arises or the Board decides to expand its membership, the Committee will seek recommendations of potential candidates from a variety of sources. At that time, the Committee also will consider potential candidates submitted by stockholders in accordance with the procedures described below. The Committee will then evaluate each potential candidate’s educational background, employment history, outside commitments and other relevant factors to determine whether he/she is potentially qualified to serve on the Board. The Committee will seek to identify and recruit the best available candidates, and it will evaluate qualified stockholder candidates on the same basis as those submitted by other sources.

After completing this process, the Committee will determine whether one or more candidates are sufficiently qualified to warrant further investigation. If the process yields one or more desirable candidates, the Committee will rank them by order of preference, depending on their respective qualifications and the Company’s needs. The Chairman of the Committee, or another director designated by the Chairman of the Committee, will then contact the desired candidate(s) to evaluate their potential interest and to set up interviews with the full Committee. All such interviews will be held in person, and include only the candidate and the Committee members. Based upon interview results, the candidate’s qualifications and appropriate background checks, the Committee will then decide whether it will recommend the candidate’s nomination to the full Board.

Board Membership Criteria
Except where the Company is legally required by contract or otherwise to provide third parties with the ability to nominate directors, the Nominating and Corporate Governance Committee (“Committee”) is responsible for (i) identifying individuals qualified to become Board members and (ii) recommending to the Board the persons to be nominated by the Board for election as directors at the annual meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board. When assessing potential new directors, the Committee considers individuals from various and diverse backgrounds. While the selection of qualified directors is a complex process, the Committee has determined that candidates must, at a minimum, meet the following criteria:
•	Candidates should possess broad training, experience and a successful track record at senior policy-making levels in business, government, education, technology, accounting, law and/or administration.
•	Candidates should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of all shareholders.
•	Candidates should have an inquisitive and objective perspective, strength of character and the mature judgment essential to effective decision-making.
•	Candidates should possess expertise that is useful to the Company and complementary to the background and experience of other Board members.
•	Candidates should be willing to devote sufficient time to Board and Committee activities and to enhance their knowledge of the Company’s business, operations and industry.

Proxy Statement - 9

Procedures for Nominations by Shareholders

The Committee will consider director candidates submitted by stockholders. Any stockholder wishing to submit a candidate for consideration (the “Recommending Stockholder”) should send the following information to the Secretary of the Company, Concorde Career Colleges, Inc., 5800 Foxridge, Suite 500, Mission, Kansas 66202:

(i)  The Recommending Stockholder’s name and address as it appears on the Company’s books; the number and class of shares owned beneficially and of record by such Recommending Stockholder and the length of period held; and proof of ownership of such shares;
(ii)  Name, age and address of the candidate;
(iii)  A detailed resume describing, among other things, the candidate’s educational background, occupation, employment history, and material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.);
(iv)  Any information relating to such candidate that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and rules promulgated thereunder;
(v)  A description of any arrangements or understandings between the Recommending Stockholder and such candidate;
(vi)  A supporting statement which describes the candidate’s reasons for seeking election to the Board of Directors, and documents his/her ability to satisfy the director qualifications described in the Company’s Corporate Governance Guidelines; and
(vii)  A signed statement from the candidate, confirming his/her willingness to serve on the Board of Directors.

In addition, if the Recommending Stockholder has individually been the beneficial owner of more than 5% of the Company’s common stock for a period of at least one year, or is part of a group of Recommending Stockholders who together beneficially own more than 5% of the Company’s common stock (for purposes of this calculation, each of the securities used to calculate the ownership percentage must have been beneficially owned by such person for at least one year) and such person or group submits a candidate within 120 calendar days before the anniversary date of the release of the Company’s previous proxy statement to stockholders, then (i) each such Recommending Stockholder must provide written consent to the Company’s public identification of each such Recommending Stockholder by name in connection with the Recommending Stockholder(s) nomination and (ii) the candidate for director named by such Recommending Stockholder(s) must consent in writing to the Company’s public identification of such candidate and the Company’s disclosure of whether or not it chose to nominate such candidate. The Secretary of the Company will promptly forward such materials to the Chairman of the Nominating and Corporate Governance Committee and the Chairman of the Board. The Secretary of the Company will also maintain copies of such materials for future reference by the Committee when filling Board positions.

Proxy Statement - 10

Except as provided herein, stockholders may submit potential director candidates at any time pursuant to these procedures. The Committee will consider such candidates if a vacancy arises or if the Board decides to expand its membership, and at such other times as the Committee deems necessary or appropriate.

Stockholder Communications to the Board of Directors

Stockholders seeking to communicate with the Board of Directors should submit their written comments to the Secretary of the Company, Concorde Career Colleges, 5800 Foxridge, Suite 500, Mission, Kansas 66202. The Secretary of the Company will forward all such communications (excluding routine advertisements and business solicitations and communications which the Secretary of the Company, in his or her sole discretion, deems to be a security risk or for harassment purposes) to each member of the Board of Directors, or if applicable, to the individual director(s) named in the correspondence. Subject to the following, the Chairman of the Board will receive copies of all stockholder communications, including those addressed to individual directors, unless such communications address allegations of misconduct or mismanagement on the part of the Chairman. In such event, the Secretary of the Company will first consult with and receive the approval of the Chairman of the Audit Committee before disclosing or otherwise discussing the communication with the Chairman of the Board. If a stockholder communication is addressed exclusively to the Company’s non-management directors, the Corporate Secretary will first consult with and receive the approval of the Chair of the Corporate Governance and Nominating Committee before disclosing or otherwise discussing the communication with directors who are members of management. The Company reserves the right to screen materials sent to its directors for potential security risks and/or harassment purposes. The Company also reserves the right to verify ownership status before forwarding stockholder communications to its Board of Directors. The Secretary of the Company will determine the appropriate timing for forwarding stockholder communications to the directors. The Secretary will consider each communication to determine whether it should be forwarded promptly or compiled and sent with other communications and other Board materials in advance of the next scheduled Board meeting.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is comprised of directors who are considered independent under applicable NASDAQ rules. The Committee operates under a written charter adopted by the Board in May 2000 and amended in April 2004 and March 2005 and is available on the Company’s website. The Committee held four meetings during 2005.

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Company's management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited consolidated financial statements included in the Annual Report on Form 10-K with Company management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

Proxy Statement - 11

The Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee by Statement on Auditing Standards No. 61 (as amended), other standards of the Public Company Accounting Oversight Board (United States), rules of the Securities and Exchange Commission, and other applicable regulations. In addition, the Committee has discussed with the independent registered public accounting firm the firm's independence from Company management and the Company, including the matters in the letter from the firm required by Independence Standards Board Standard No. 1, and considered the compatibility of non-audit services with the independent registered public accounting firm's independence.

The Committee also reviewed management's report on its assessment of the effectiveness of the Company's internal control over financial reporting and the independent registered public accounting firm's report on management's assessment and the effectiveness of the Company's internal control over financial reporting. The Committee discussed with management and the independent registered public accounting firm significant deficiencies identified during the course of the assessment and the audit and management's plan to remediate those control deficiencies.

The Committee discussed with the independent registered public accounting firm the overall scope and plans for their audit. The Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations; their evaluations of the Company's internal control, including internal control over financial reporting; and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, the audited consolidated financial statements. The Committee and the Board also have recommended, subject to shareholder approval, the selection of the Company's independent registered public accounting firm.
Respectfully submitted by the Audit Committee of the Board of Directors:
AUDIT COMMITTEE

/s/         Harry T. Wilkins
Chairman
/s/         Thomas K. Sight

/s/    Janet M. Stallmeyer

FEES PAID TO THE INDEPENDENT AUDITORS
The following fees were paid to BKD LLP for services rendered in fiscal years 2005 and 2004
	2005	2004
Audit fees	186,000	68,000
Audit-related fees	30,000	57,000
Tax fees	35,000	54,000
Other fees	0	0
Total fees	251,000	179,000

The Audit Committee pre-approved all engagements by the independent auditors. This included audit-related fees, tax fees and other fees paid to BKD, LLP. In addition, the Audit Committee pre-approved the Ball and McGraw, P.C. independent compliance audit of the federal student financial assistance programs and the engagement of Grant Thornton for consulting services.

Proxy Statement - 12

Audit Fees primarily represent amounts paid for the audit of the Company’s consolidated financial statements, a limited review of financial statements included in the Company’s Form 10-Qs (or other periodic reports or documents filed with the SEC), statutory or financial audits for subsidiaries or affiliates of the Company, and consultations relating to financial accounting or reporting standards.

Audit-Related Fees represent amounts paid for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. These services include audits of employee benefit plans (health care, 401-K and profit sharing), acquisition/divestiture due diligence, internal control reviews, and consultations relating to the accounting or disclosure treatment of proposed transactions. These fees were determined by the Audit Committee not to affect the independence of BKD, LLP with respect to the Company.

Tax Fees represent amounts paid for U.S. tax compliance services (including preparation of the Company’s federal, state and local tax returns), tax advice and tax planning.

All Other Fees - represents fees for non-audit services.

Ball and McGraw, P.C. conducts the independent compliance audit of the federal student financial assistance programs. The Company paid fees of $78,000 in 2005 and $68,000 in 2004 to Ball and McGraw, P. C. for those services. Grant Thornton, LLP provided consulting services for the Company during 2004. The services began in 2004 and were related to Sarbanes-Oxley Section 404, internal control compliance. The Audit Committee pre-approved Grant Thornton’s services. The Company paid fees of $73,000 in 2005 and $170,000 in 2004 to Grant Thornton, LLP for these services.

EXECUTIVE OFFICERS

In addition to Jack L. Brozman, listed in the directors’ table, the following persons served as executive officers of the Company during 2005. Each executive officer is appointed by the Board of Directors annually and will serve until reappointed or until his successor is appointed and qualified.

Name of Executive Officer	Age	Principal Occupation for Last Five Years
Patrick J. Debold	54
Vice President of Academic Affairs for the Company since July 2001. National Director of Academic Affairs for the Company from February 2000 to July 2001. Private business owner from February 1999 to February 2000.

Paul R. Gardner	46	Vice President and Chief Financial Officer of the Company since November 1998. Controller of the Company from September 1994 to November 1998.
Diana D. Hawkins-Jenks	55	Employed by the Company since December 1997 as Vice President Human Resources.
Asa E. Johnson	63
Vice President of Marketing and Strategic Development since September 2004. Vice President of Operations for the Company from July 2001 to September 2004. National Director of Operations of Concorde from June 2000 to July 2001.

Proxy Statement - 13

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Chief Executive Officer of the Company and the other most highly compensated executive officers of the Company.

SUMMARY COMPENSATION TABLE

	Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Securities Underlying Options (#) (3)	All Other Compensation ($) (4)
Jack L. Brozman Chairman of the Board and Treasurer of the Company	2005 2004 2003	280,000 267,000 245,000	0 81,000 128,000	0 28,000 0	11,000 11,000 11,000
Dean R. Brownhill (1) Vice President Campus Operations	2005 2004	214,000 (1)		50,000	0
Vickey S. Cook (2) Vice President Compliance	2005 2004 2003	(2) 118,000 114,500	0 29,000 74,500	0 20,000 0	0 0 0
Patrick J. Debold Vice President Academic Affairs	2005 2004 2003	171,000 152,000 148,500	0 29,000 74,500	0 20,000 0	0 0 0
Paul R. Gardner Vice President and Chief Financial Officer	2005 2004 2003	139,000 115,000 107,000	0 29,000 74,500	0 20,000 0	0 0 0
Diana D. Hawkins-Jenks Vice President Human Resources	2005 2004 2003	140,000 118,000 113,500	0 29,000 74,500	0 20,000 0	0 0 0
Asa E. Johnson Vice President Marketing and Strategic Development	2005 2004 2003	158,000 170,000 167,000	0 68,000 108,000	0 20,000 0	0 0 0
(1)	Mr. Brownhill was hired October 1, 2004. His compensation for 2004 was less than $100,000. Mr. Brownhill left the company in February 2006.

(2)	Ms Cook left the company in May 2005. Her compensation for 2005 was less than $100,000.

(3)	This represents the number of stock options granted in the corresponding year pursuant to the Company’s stock option and long-term executive compensation plans.

(4)	This represents the taxable portion of a company provided automobile.

Proxy Statement - 14

Option Grants, Exercises and Holdings

The following table provides information with respect to the named executive officers concerning options exercised during 2005 and unexercised options held as of the end of the Company’s last fiscal year:

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND LAST FISCAL YEAR END OPTION VALUES
Name	Shares Acquired on Exercise (#)	(2) Value Realized($)	Number of securities underlying Unexercised Options at FY-End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at FY-End ($)(1) Exercisable/Unexercisable
Jack L. Brozman	---	---	88,000/0	$336,000/$0
Dean R. Brownhill	---	---	50,000/0	0/0
Vickey S. Cook	49,000	(2)$548,000	0/0	0/0
Patrick J. Debold	---	---	65,000/0	426,000/0
Paul R. Gardner	---	---	63,000/0	393,000/0
Diana D. Hawkins-Jenks	---	---	75,750/0	545,000/0
Asa E. Johnson	15,000	(2)$108,000	71,500/0	$427,000/0

(1)	Based on the difference between the closing price of the Common Stock on December 31, 2005, ($14.80) and the exercise price of the options.

(2)	Based on the difference between the closing price of the Common Stock on the date of exercise and the exercise price of the options.

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Proxy Statement - 15

EQUITY COMPENSATION PLAN INFORMATION

The following table is information related to the Employee Stock Option Plan. Equity Compensation Plans not approved by security holders are options given to the Board.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance
Equity compensation plans not approved by security holders	31,668	$5.93	----
Equity compensation plans approved by security holders	577,300	11.59	267,067
Total	608,968	$ 11.30	267,067

Stock Option Plans
The Company has Long Term Executive Compensation plans (the “2003 Plan”, the “2002 Plan,” the “2000 Plan,” and the “1998 Plan”) which authorized the Company to issue 200,000, 300,000, 125,000 and 250,000 shares, respectively, of its common stock to certain officers and employees of the Company. The options were primarily Incentive Stock Options granted at fair market value or greater on the date of grant for a term of not more than ten years unless options are canceled due to employee termination. As of December 31, 2005, 267,067 shares remain available to be granted with the 1998, 2000, 2002 and 2003 Plans combined.

During 2001, the Company awarded the three non-officer Directors the option to purchase 4,167 shares each pursuant to a non-qualified stock option agreement. Under the agreement three Directors’ were granted the right to immediately exercise 4,167 shares each at an exercise price of $4.50. The market value on the date of the grant equaled the exercise price.

During 2002, the Company awarded the three non-officer Directors the option to purchase 5,000 shares each pursuant to a non-qualified stock option agreement. Under the agreement three Directors’ were granted the right to immediately exercise 5,000 shares each at an exercise price of $8.60. In addition, a fourth non-officer Director was awarded the option to purchase 5,000 shares pursuant to a non-qualified stock option agreement and was granted the right to immediately exercise 5,000 shares at an exercise price of $11.00. The market value on the date of each grant equaled the exercise price. The fourth Director was appointed to the Board in December 2002.

Proxy Statement - 16

In 2005, the Company’s Board of Directors unanimously approved the accelerated vesting of all currently outstanding unvested stock options. The Options were previously awarded to executive officers and employees. The acceleration of vesting was effective with the closing of the market on December 19, 2005. Vesting was accelerated for 304,730 options of which 122,000 had a grant price greater than the market price on the date of acceleration. The weighted average exercise price of the accelerated options was $14.78.

The following table reflects activity in options for 2005, 2004, and 2003.

		1988 Plan(1)	NQSO	1998 Plan	2000 Plan	2002 Plan	2003 Plan	Total Number of Shares	Weighted-Average Exercise Price	Option Price Per Share

Outstanding	12/31/02	22,600	36,668	201,700	118,000	265,500		644,468	$5.02	$0.20 to $12.60
Exercised		(11,100)	(5,000)	(57,400)	(38,000)	(400)		(111,900)	1.49	0.20 to 11.45
Cancelled				(2,250)	(3,000)	(5,000)		(10,250)	6.79	1.35 to 11.45
Issued						10,000		10,000	20.81	19.90 to 21.71

Outstanding	12/31/03	11,500	31,668	142,050	77,000	270,100		532,318	$6.10	$0.56 to $21.71
Exercised				(40,150)	(15,500)	(2,200)		(57,850)	1.95	0.92 to 11.45
Cancelled		(750)		(1,700)		(1,600)		(4,050)	5.95	2.26 to 11.45
Issued				5,000	3,000	24,000	200,000	232,000	18.11	13.61 to 26.63

Outstanding	12/31/04	10,750	31,668	105,200	64,500	290,300	200,000	702,418	$10.41	$0.56 to $26.63
Exercised		(4,250)		(33,433)	(18,500)	(28,000)		(84,183)	3.63	0.00 to 11.45
Cancelled				(2,000)	(6,400)	(18,000)	(37,000)	(63,400)	13.75	1.02 to 24.21
Issued				133			54,000	54,133	13.72	0.00 to 13.75
Outstanding	12/31/05	6,500	31,668	69,9000	39,600	244,300	217,000	608,968	$11.30	$0.92 to $26.63

(1)	The 1988 Plan expired in 1998; however options issued under the Plan remain active until exercised, canceled, or expiration. These options expire ten years from date of issuance.

The following table reflects information for exercisable options at December 31:

	Range of Exercise Prices	Shares Exercisable	Weighted Average Exercise Price
2003	$0.56 - $12.60	236,658	$3.92
2004	0.56 - 21.71	266,504	5.01
2005	0.92 - 26.63	608,968	11.30

Proxy Statement - 17

The following table reflects option information as of December 31, 2005.

Range of Exercise Prices	Shares Outstanding at 12/31/05	Average Remaining Contractual Life	Weighted Average Exercise Price	Shares Exercisable at 12/31/05	Weighted Average Exercise Price
		(Years)
$ 0.92-$ 1.90	97,984	4.1	$1.22	97,984	$ 1.22
2.06- 8.65	158,984	4.6	7.45	158,984	7.45
11.00- 13.75	196,000	7.9	12.64	196,000	12.64
14.87- 26.63	156,000	8.3	19.85	156,000	19.85
	608,968			608,968	11.30

The Company applies Accounting Principles Board Opinion 25 and related interpretations in accounting for its stock option plans and employee stock purchase plan. Accordingly, no compensation expense has been recognized for the Option Plans as the exercise price equals the stock price on the date of grant. Also, no compensation expense has been recognized for the employee stock purchase plan because the purchase plan qualifies as a non-compensatory plan. Information about compensation expense determined based on the fair value at grant dates consistent with SFAS No. 123 Accounting for Stock-Based Compensation, the Company’s pro forma net income and basic and diluted earnings per share are presented in Note 1.The pro forma amounts set forth in Note 1 were estimated for common stock options using the Black-Scholes option-pricing model with the following assumptions:

Stock Options	2005	2004	2003
Weighted average expected life (years)..................................................	.55	7	7
Expected volatility......................................................................................	25%	79%	85%
Annual dividend per share.......................................................................	0	0	0
Risk free interest rate.................................................................................	3.91%	3.97%	3.74%
Weighted average fair value of options granted..................................	$1.14	$13.44	$16.07

Stock Purchase Plan	2005	2004	2003
Weighted average expected life (years).................................................	.25	.25	.25
Expected volatility.....................................................................................	25%	52%	42%
Annual dividend per share......................................................................	0	0	0
Risk free interest rate................................................................................	3.91%	2.47%	.85%
Weighted average fair value of options granted..................................	$1.25	$2.53	$1.52

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors is comprised of Thomas K. Sight, Harry T. Wilkins, Janet M. Stallmeyer and David L. Warnock. On an annual basis, the Compensation Committee reviews the salaries and bonuses of the executive officers and other employees. The Compensation Committee administers the Long Term Compensation Plans and any non-qualified stock options, and oversees the administration of the Company’s compensation program.

Proxy Statement - 18

In accordance with Securities and Exchange Commission rules designed to enhance disclosure of companies’ policies toward executive compensation, the following report is submitted by the above listed committee members in their capacity as the Board’s Compensation Committee. The report addresses the Company’s compensation policy as it related to the executive officers for 2005.

General Compensation Policy - The Compensation Committee of the Board of Directors was, and continues to be, guided by a belief that executive compensation should reflect the profitability and appreciation in the value of the Company (as reflected by the Company’s net income or loss and market value of Common Stock), while at the same time taking into account surrounding economic pressures, individual performance and retention of key executive officers. The Compensation Committee has not yet adopted a policy with respect to the $1,000,000 limitation on deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), since current compensation levels fall significantly below that amount.

The Compensation Committee believes that the following are the important qualitative considerations in setting executive compensation:

•	Compensation should reflect the overall performance of the Company and the executive officer and his or her contribution to the Company’s profitability;

•	Compensation should correlate to measurable performance criteria;

•	Compensation should attract and retain valued executive officers; and

•	Compensation should reflect the executive officers’ abilities to effectively direct the Company during difficult economic conditions.

Calendar Year 2005 Compensation - To accomplish this compensation policy in 2005, the Company’s executive compensation package integrates: (i) annual base salary, (ii) bonuses based upon individual agreements utilizing various objective performance goals, and (iii) stock option grants or vesting under the Stock Option Plans. The compensation policies, as implemented, endeavor to enhance the profitability of the Company (and, thus, stockholder value) by tying the financial interests of management with those of the Company.

Base Salary - As a general matter, an executive officer’s base salary is subjectively positioned so as to reflect the experience and performance of such executive officer and the performance of the Company. The Compensation Committee initially determines the amount of base salary based on factors such as prior level of pay, quality of experience, and responsibilities of position. Salaries at companies of comparable size, with whom the Company must compete for talent, are also considered. Thereafter, the Compensation Committee grants raises subjectively based on overall Company performance (net income or loss, earnings per share and market value of Common Stock) and the executive officer’s individual performance based on performance reviews.

The amount of 2005 raises to the executive officers’ base salaries was subjectively determined by the Chairman of the Board, and President, Mr. Brozman, with the approval of the Compensation Committee. The decision to raise base salaries is, in part, based on Mr. Brozman’s subjective evaluation of each officer’s performance. Raises in base salaries in 2005 ranged from 13% to 21% of the previous year base salary. The Committee reduced one officer’s salary due to a reduction in responsibilities during 2005.

Proxy Statement - 19

Bonuses - The Company had certain bonus agreements in place with executive officers which couple objective corporate performance criteria, based on such officer’s area of responsibilities, with annual cash compensation. Under such bonus agreements, the executive officers would receive a specified percentage of pre-tax income as set by the Compensation Committee. The performance criteria in the bonus agreements of the executive officers differ depending on the amount of responsibility maintained by such executive officers. The Company did not grant any bonuses to its executive officers in 2005 as the Company did not reach the minimum required pre-tax income set by the Committee.

Incentive Stock Option Awards - The Board of Directors and Compensation Committee also award stock options to executive officers, as well as management personnel, under the Stock Option Plans. The Committee believes that stock options are an effective incentive for executives to create value for stockholders since the value of an option bears a direct relationship to appreciation in the Company’s stock price. When stockholder value decreases, stock options granted to management either decrease in value or have no value. Conversely, when stock prices increase, the stock option becomes more valuable.

The determination of whether to grant stock options to executive officers, whether on an aggregate or individual basis, is in the sole discretion of the Compensation Committee. In making the determination, the Committee examines: (i) the Company’s performance, as determined by its operating and net income, earnings per share and the market price of the Common Stock, (ii) the relation of long-term compensation to short-term (cash) compensation, (iii) the number and exercise price of options held by each executive officer, (iv) the total stock holdings of the executive officer, (v) the individual performance of the executive (subjectively determined by Mr. Brozman and other executives, except with respect to Mr. Brozman’s compensation, with respect to which the Compensation Committee evaluates such performance), and (vi) the potential contribution of the executive to the Company. The Compensation Committee does not separately weigh such criteria, but rather subjectively and informally views the mix of information with respect to each executive officer. The Compensation Committee did not grant any options under the Stock Option Plans for executive officers during 2005.

Other benefits - All executive officers including the CEO are subject to the same benefit plans available to all employees and similar specific plan guidelines. Highly compensated employees are not eligible for the Company’s Employee Stock Purchase Plan. The Company does not offer deferred compensation plans, special pension plans or other incentives to its executive officers.

Chief Executive Officer Compensation - Jack L. Brozman, Chief Executive Officer of the Company since November 1998, is subject to the same general compensation package as the other executives. The Compensation Committee subjectively determined Mr. Brozman’s compensation. In its annual review of Mr. Brozman’s salary, the Compensation Committee considers, among other factors, the responsibilities and individual performance and the performance of the Company. Salaries at companies of comparable size, with whom the Company must compete for talent, are also considered. Mr. Brozman received an increase in his base annual salary of 5% in 2005. Mr. Brozman was not awarded a bonus in 2005.

Proxy Statement - 20

 Summary - The Compensation Committee believes that the executive officers of the Company are dedicated to achieving significant improvements in long-term financial performance and that the compensation policies and programs contribute to achieving this focus. The Compensation Committee believes that the compensation levels during 2005 adequately reflect the Company’s compensation goals and policies.

The Compensation Committee report is submitted by:

Harry Wilkins, Thomas Sight, Janet Stallmeyer and David Warnock

Certain Transactions
The Company entered into agreements on February 25, 1997 with Cahill, Warnock Strategic Partners Fund, LP and Strategic Associates, LP, affiliated Baltimore-based venture capital funds (“Cahill-Warnock”), for the issuance by the Company and purchase by Cahill-Warnock of 55,147 shares of the Company’s new Class B Voting Convertible Preferred Stock (“Voting Preferred Stock”) for $1.5 million, and 5% Debentures due 2003 (“New Debentures”) for $3.5 million (collectively, the “Cahill Transaction”). Cahill-Warnock subsequently assigned (with the Company’s consent) its rights and obligations to acquire 1,838 shares of Voting Preferred Stock to James Seward, a Director of the Company. Mr. Seward purchased such shares for their purchase price of approximately $50,000. On September 30, 2001, Mr. Seward converted his 1,838 shares of Voting Preferred Stock into 18,380 shares of Common Stock. The New Debentures had nondetachable warrants (“Warrants”) for approximately 1,286,765 shares of Common Stock, exercisable at $2.72 per share of Common Stock. Pursuant to a Stockholders’ Agreement among Cahill-Warnock, Messrs. Brozman and Seward, the Robert F. Brozman Trust and the Company, such holders have agreed to certain restrictions on the transfer of Common Stock held by them. In addition, such holders agreed at each annual meeting of stockholders to vote all of their respective shares in favor of the election of all of the persons nominated in accordance with the Stockholder’s Agreement, which includes the director nominated by Cahill-Warnock and Jack L. Brozman as long as he remains President of the Company.

The following transactions have occurred with respect to the Voting Preferred Stock and New Debentures since December 31, 2001:
(1)
The Company entered into a Conversion and Exchange Agreement with Cahill, Warnock Strategic Partners Fund, L.P. and Strategic Association, L.P. (collectively “Cahill-Warnock”) on November 25, 2002. The purpose of the agreement was to convert the Voting Preferred Stock into Common Stock.

(2)
The Company filed a Registration Statement on Form S-3 to register 1,133,090 shares of common stock. The Company received no funds as a result of the registration or subsequent distribution of common stock. Six hundred thousand (600,000) shares of the common stock were issued and outstanding as of the date of the Registration Statement. The Robert F. Brozman Trust held 350,000 shares, Cahill, Warnock Strategic Partners Fund, L.P. held 237,000 shares, and Strategic Associates, L.P. held 13,000 shares. The remaining 533,090 shares related to common shares issued upon conversion of the preferred stock to common stock.

(3)	The Securities and Exchange Commission declared the Registration Statement effective February 5, 2003.
(4)
Cahill-Warnock exchanged their 53,309 shares of Class B Voting Convertible Preferred Stock for 533,090 shares of Common Stock on February 7, 2003. The Company has no remaining Preferred Stock outstanding.

(5)
The Company paid to Cahill-Warnock a dividend equal to $4.08 per share of the Class B Voting Convertible Preferred Stock on February 7, 2003. This constituted all dividend payments owed to Cahill-Warnock including the fourth quarter 2002 dividend of $43,500 and a special dividend to encourage the conversion of $174,000.

(6)	Cahill-Warnock exercised the non-detachable Warrants on February 19, 2003.
The Company issued 1,286,764 shares of Common Stock to Cahill-Warnock pursuant to the exercise of the Warrants. The Company filed a Registration Statement on Form S-3 to register the 1,286,764 shares of common stock in March 2004. The Company will receive no funds as a result of the registration or subsequent distribution of common stock.

Proxy Statements - 21

COMPANY PERFORMANCE

The following graph shows a comparison of cumulative total returns for the Company, the NASDAQ market index and the Company’s Peer Group (defined below) since the close of business on December 31, 2000.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
AMONG CONCORDE CAREER COLLEGES, INC.,
NASDAQ INDEX AND PEER GROUP

	2000	2001	2002	2003	2004	2005
CONCORDE CAREER COLLEGES, INC.	100.00	364.13	682.07	1347.83	1101.63	804.35
NASDAQ MARKET INDEX	100.00	79.08	55.95	83.35	90.64	92.73
SIC CODE INDEX	100.00	113.4	132.11	217.39	232.12	200.86

The total cumulative return on investment (change in the year end stock price plus reinvested dividends) for each of the periods for the Company, NASDAQ market index and the Company’s peer group is based on the stock prices at the close of business on December 31, 1999, assuming a $100 investment. The return for the Company is based on a December 31, 2000 per share price of $1.64 and a December 31, 2005 per share price of $14.80. The above performance graph, prepared by Research Data Group, Inc., compares the annual performance of the Company with that of the NASDAQ market index and the Peer Group with investment weighted on market capitalization. The Peer Group is the SIC Code 8221, Colleges and Universities. The chart below shows the current “Peer Group” and changes made to the group since 2000.

Proxy Statement - 22

Company	Included in current Peer Group	Year added	Year removed
Apollo Group Inc	Yes	Pre-2000
Career Education Corp.	Yes	Pre-2000
Cenuco Inc	Yes	2003
Corinthian Colleges Inc	Yes	Pre-2000
Dale Jarrett Racing Adventure	Yes	2005
Devry Inc	Yes	2005
Educate Inc	Yes	2005
Education Management Corp.	Yes	2005
Company	Included in current Peer Group	Year added	Year removed
Evci Career Colleges Holding	Yes	2005
Group Strategies Corp.	Yes	2005
Investools Inc	Yes	2005
ITT Educational Services	Yes	2005
Laureate Education Inc	Yes	2005
Learning Tree International	Yes	2005
New Horizons Worldwide Inc	Yes	2005
Nobel Learning Communities Inc	Yes	2005
Princeton Review Inc	Yes	2001
Prosoft Learning Corp.	Yes	2005
Smartpros Limited	Yes	2005
Strayer Education, Inc.	Yes	Pre-2000
Trinity Learning Corp.	Yes	2005
Universal Technical Instititue	Yes	2005
Whitney Information Network, Inc.	Yes	2005
EOS International, Inc.	No	2002	2004
L.L. Brown International	No	2002	2004
Student Advantage, Inc	No	Pre-2000	2004
Magic Lantern Group, Inc.	No	2004	2005
Virtual Academics.com	No	2000	2003
Wade Cook Financial	No	2001	2003
Whitman Education Group	No	Pre-2000	2003
Terra Block International.	No	2003	2005
Caliber Learning Network	No	Pre-2000	2002
Dreamlife Inc.	No	2001	2002
Argosy Education Group	No	Pre-2000	2001
Edutrek International Inc.	No	Pre-2000	2001
Youthline USA	No	Pre-2000	2001
PCS Edventures!.Com,	No	2001	2005
Scientific Learning Group	No	Pre-2000	2005

PROPOSAL TWO - RATIFICATION OF INDEPENDENT PUBLIC AUDITOR

BKD, LLP has examined the financial statements of the Company and its subsidiaries since September 2001, including reports to Stockholders and the Securities and Exchange Commission.

Proxy Statement - 23

The Board of Directors has selected and appointed BKD, LLP as the independent public auditor for the Company for the year ending December 31, 2006.

The following resolution will be offered at the Annual Meeting:

“RESOLVED, the action of the Audit Committee and of the Board of Directors in appointing BKD, LLP as the independent public auditor of the Company for the year ending December 31, 2006 is hereby ratified.”

It is not anticipated that representatives of BKD, LLP will attend the Annual Meeting. If, however, representatives are present at the Annual Meeting, there will be an opportunity for them to make a statement and be available to respond to questions by Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF BKD LLP AS THE COMPANY’S PUBLIC AUDITOR FOR THE YEAR ENDING DECEMBER 31, 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP
COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and holders of more than 10% of the Company’s common stock to file with the Securities and Exchange Commission reports of their respective beneficial ownership, and changes in such beneficial ownership, in the Company’s Common Stock, and the Company is required to identify any of those person who fail to file such reports on a timely basis. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company with respect to the Company’s last fiscal year, all required filings were filed on a timely basis.
STOCKHOLDER PROPOSALS
In the event any Stockholder intends to present a proposal at the annual meeting of Stockholders to be held in 2007, such proposal must be received by the Company, in writing, on or before December 10, 2006, to be considered for inclusion in the Company’s next proxy statement for such meeting.

VOTING PROXIES AND OTHER MATTERS
Proxies will be voted in accordance with the choices specified on the proxy card. If no choice is specified, shares will be voted: (i) “FOR” the nominees for director listed on the proxy and in this Proxy Statement and (ii) “FOR” ratification of the appointment of BKD, LLP as the independent public auditor for the Company for the year ending December 31, 2006

Management of the Company does not intend to present any business to the Annual Meeting except as indicated herein and presently does not know of any other business to be presented at the Annual Meeting. Should any other business come before the Annual Meeting, the persons named in the accompanying proxy card will vote the proxy in accordance with their judgment of the best interests of the Company on such matters.

Proxy Statement - 24

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN TO THE COMPANY THE ACCOMPANYING PROXY CARD. IF YOU ARE PRESENT AT THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES IN PERSON.
BY THE BOARD OF DIRECTORS
Lisa M. Henak, Secretary
April 14, 2006

Proxy Statement - 25

CONCORDE CAREER COLLEGES, INC.
ANNUAL MEETING OF STOCKHOLDERS
MAY 25, 2006
THIS PROXY AND EACH OF THE PROPOSALS ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jack L. Brozman and Lisa M. Henak, jointly and individually, as Proxies with full power of substitution and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Concorde Career Colleges, Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on May 25, 2006 or any adjournment or postponement thereof.

1.	Election of Directors for the ensuing year or until their successors are duly elected and qualified.
  ☐       FOR ALL NOMINEES LISTED BELOW                                                 ☐ WITHHOLD AUTHORITY
                  (except as marked to the contrary below)                                                       to vote for all nominees listed below
              (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name.)
              JACK L. BROZMAN, HARRY T. WILKINS, THOMAS K. SIGHT, JANET M. STALLMEYER and DAVID L. WARNOCK
2.	Ratification of the appointment of BKD LLP as the independent auditors for 2006.
            ☐ FOR                   ☐  AGAINST                    ☐  ABSTAIN

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDERS. NONE OF THE PROPOSALS ARE RELATED TO OR CONDITIONED ON THE APPROVAL OF ANY OTHER PROPOSAL. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES SET FORTH IN PROPOSAL 1, AND “FOR” PROPOSAL 2.
Please date, sign and return this Proxy card by mail, postage prepaid.

      DATED:___________________________________________  , 2006

Signature:_____________________________________

Signature if Held Jointly:

 (Please sign exactly as name appears to the left. When stock is registered jointly, all owners must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.)

April 7, 2006
To Our Shareholders

2005 was a year of change and progress for our Company. At the beginning of the year we implemented a new management structure which included the separation of our twelve campuses into two regions. Each region operates under the supervision of a Regional Director of Operations with assistance from a Regional Director of Admissions and a Regional Director of Education. We believe the additional associates and the new structure created positive results during the year. While we have made changes we remain steadfast in our goal to be the best educator in allied health care training by focusing on five important areas.
•	We are committed to providing quality programs to students in a manner that gives them the best opportunity to learn the skills they need to be successful.
•	We remain committed to full and complete regulatory compliance in a highly regulated environment.
•
Our campuses and associates are committed to their local health care communities. Doctors, dentists, clinics, and hospitals provide clinical and extern opportunities and are the future employers of our students. They also provide important feedback on the changing skills required for our students to be successful in their careers. Working with the health care community to provide skilled employees is paramount to our success.

•	We are committed to maintaining the financial strength and stability that ensures quality and provides us with the foundation to grow.
•
We are committed to our most significant asset, our associates. We understand our associates make us who we are and determine our success. We will continue to manage Concorde in a manner that provides an excellent work environment.

Our increased supervision, additional admissions representatives and changes implemented in the admissions process resulted in enrollment gains in the second, third and fourth quarter of 14.7%, 4.3%, and 4.8 % respectively.

We continue to see an increase in internet leads as advertising continued to shift from television to the internet in 2005. Advertising expense increased 31.8% in 2005 as television, newspaper and internet expenses all increased, however, internet spending increased at a greater rate. Our ability to increase enrollments was primarily due to additional leads and improved performance converting internet leads.

During the year we added ten new programs in our campuses, two were added in the first quarter five were added in the third quarter and three were added in the fourth quarter. Our capital expenditures decreased significantly in 2005 compared to the prior year due to the fact that we did not move any new facilities and added limited space in three facilities. We spent $1,148,000 in 2005 compared to $6,147,000 in 2004.

Student population ended the year at 5,741 compared to 5,148 at the end of the previous year. This was due to an increase in student enrollment during the year of 3.7% to 9,667 from 9,323 in 2004. The ten new programs added 241 new enrollments with the balance of the increase coming from existing programs. Our revenue increased 7.4% or $6,045,000 to $87,552,000 for the year compared to $81,507,000 for 2004. This increase was due to increased population and an approximate 7% tuition increase in 2005.
Our net income decreased 5.0 % to $3,726,000 for the year ended December 31, 2005 compared to $3,922,000 in 2004 and our diluted earnings per share decreased to $.61 per share for 2005 compared to $.62 in 2004.
We will continue to grow by increasing enrollment in existing programs and by adding our current inventory of programs to our campuses. In addition, we plan to add new health care programs that are not currently taught at any of our campuses. We will continue to add degree granting programs in our campuses and hope to have all of our campuses offering associate degree programs in the future. This will expand the potential for other program offerings.
I would like to thank all of the hospitals, Doctors, Dentists, long-term care facilities and all of the health care professionals who support our programs, students and graduates.
I would like to recognize the health care professionals that serve on the advisory boards at our campuses. Your ideas and advice lay the foundation that allows us to provide excellent training and produce qualified graduates in health care.

I would also like to thank all Concorde associates for their passion, hard work and dedication to the success of our students.

Jack Brozman
President and CEO